Exhibit 99.1

Synergy Pharmaceuticals Announces Extension for Filing of Third Quarter Form 10-Q Due to Hurricane Sandy

NEW YORK, NY, November 9, 2012 - Synergy Pharmaceuticals Inc. (Nasdaq: SGYP), a developer of new drugs to treat gastrointestinal disorders and diseases, announced today that, in accordance with applicable rules issued by the United States Securities and Exchange Commission, it will delay, for a short period, the filing of its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012.  The Company’s normal process for compilation and review of its financial statements was delayed due to the Company’s accounting personnel not being able to travel to the Company’s headquarters and not being able to access the Company’s accounting records due to the effects of Hurricane Sandy.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s lead proprietary drug candidate plecanatide is a synthetic analog of the human gastrointestinal hormone uroguanylin, and functions by activating the guanylate cyclase C receptor on epithelial cells of the GI tract. Synergy completed a Phase I study of plecanatide in healthy volunteers and a Phase IIa clinical trial in CIC patients. In October, 2011, Synergy initiated dosing of patients in a major 880-patient Phase II/III clinical trial of plecanatide to treat chronic idiopathic constipation. Plecanatide is also being developed to treat constipation-predominant irritable bowel syndrome, with the first trial in IBS-C patients planned for the second half of 2012. Synergy’s second GC-C agonist SP-333 is currently in pre-clinical development to treat inflammatory bowel diseases. More information is available at http://www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Synergy does not undertake any obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2011 and other periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Synergy Pharmaceuticals Inc. (the “Company”), and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so.  In connection with the merger with Callisto Pharmaceuticals, Inc. (“Callisto”), the Company has filed with the SEC a registration statement on Form S-4 that includes a proxy statement and prospectus of the Company relating to the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SYNERGY, CALLISTO AND THE MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus may be obtained free of charge by accessing the Company’s website at www.synergypharma.com or upon written request to the Company at Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Investor Relations. Stockholders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

The Company and Callisto and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and Callisto in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction have been included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for year ended December 31, 2011. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at the Company at the address set forth above. Additional information regarding the directors and executive officers of Callisto is also included in Callisto’s Annual Report on Form 10-K, for the year ended December 31, 2011. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Callisto upon written request at Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Investor Relations.

Investor Contact Information:

Danielle Spangler
The Trout Group

synergy@troutgroup.com
(646) 378-2924